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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               December 16, 1998



                                FMC CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                        1-2376                  94-4079804
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)



              200 East Randolph Drive, Chicago, Illinois   60601
              --------------------------------------------------
              (Address of principal executive offices) (Zip Code)



                               (312) 861-6000
                        ------------------------------
                        Registrant's telephone number,
                        including area code
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Item 5.  Other Events

On December 16, 1998, FMC Corporation issued the following release:

COURT REDUCES VERDICT AGAINST FMC IN BRADLEY FIGHTING VEHICLE LAWSUIT

Chicago, December 16, 1998--FMC Corporation announced that today in San Jose, California, the U.S. District Court for the Northern District of California substantially reduced the jury verdict against the company announced April 14, 1998 in a lawsuit related to the Bradley Fighting Vehicle.

The jury had awarded damages of $125 million against the company plus penalties. Since the verdict was subject to doubling or tripling, the total judgment could have been in excess of $350 million if the verdict was allowed to stand. Following post-trial arguments, the District Court rejected $100 million of the damage claim and one-half of the penalties. While the court did not quantify the final judgment, it should not exceed $90 million. While FMC is pleased with the positive rulings by the court, the company is disappointed that a part of the verdict still stands. The company will now consider its next steps, including an appeal.

In 1986, Henry Boisvert brought the lawsuit claiming that the Bradley did not meet the requirements of the U.S. Army. Following an investigation of the allegations raised by the lawsuit, the U.S. Department of Justice declined to intervene in the action.
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FMC CORPORATION


                                By /s/ J. Paul McGrath
                                   ------------------------------
                                   J. Paul McGrath
                                   Senior vice president, general
                                    counsel and secretary



Date: December 28, 1998